NewsRelease

NASDAQ-GM — “TEAM”

FOR IMMEDIATE RELEASE, Thursday, May 22, 2008

TechTeam Global to Establish Service Desk Operations in the Philippines through Agreement with Rainmaker

TechTeam to expand its global multilingual delivery capability

SOUTHFIELD, MICHIGAN, May 22, 2008…TechTeam Global, Inc. (Nasdaq: TEAM), a worldwide provider of information technology (IT), enterprise support and business process outsourcing services, today announced that it has entered into an agreement with Rainmaker Asia, Inc., a wholly-owned subsidiary of Rainmaker Systems, Inc. (Nasdaq: RMKR), to establish service desk operations in the Philippines. Under the agreement, Rainmaker and TechTeam will jointly build delivery capability in Manila using Rainmaker’s existing facility, infrastructure and staffing capabilities.

“After careful consideration of many potential locations, we selected the Philippines based on the availability of individuals with excellent language skills, deep technical skills, a high degree of professionalism and a strong customer service orientation,” said Gary Cotshott, President and Chief Executive Officer of TechTeam Global.

“Establishing capability in the Philippines is an important step in the execution of our globalization strategy and will enable our company to offer more service options to existing and new customers. We are impressed with Rainmaker’s operational expertise, and we are confident in our ability to team with them to create excellent customer-focused solutions. This agreement provides us with the ability to quickly and efficiently respond to growing customer demand while ensuring high quality service delivery. As part of our strategy, we also expect to establish a TechTeam-owned facility to meet growing customer demand,” said Cotshott.

“We are excited to be working with TechTeam to provide services to their Fortune 1000 customers. The addition of new clients such as TechTeam to our recently expanded operations at Rainmaker Asia highlights the high quality services we provide to our clients and their customers,” said Michael Silton, President and Chief Executive Officer of Rainmaker Systems.

About Rainmaker

Rainmaker Systems, Inc. delivers sales and marketing solutions, combining hosted application software and execution services designed to drive more revenue for our clients. Our Revenue Delivery Platform(SM) combines proprietary, on-demand application software and advanced analytics with specialized sales and marketing execution services. Rainmaker clients include large enterprises in a range of industries, including computer hardware and software, telecommunications, and financial services industries. For more information, visit www.rmkr.com or call 800-631-1545.

Global Headquarters
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

European Headquarters
Zweefvliegtuigstraat 10 Rue du planneur - 1130 Brussels - Belgium • Telephone +32 2 620 20 20 • Fax +32 2 726 05 45
www.techteam.eu

Government Solutions Headquarters
3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions

NewsRelease

About TechTeam Global, Inc.

TechTeam Global, Inc. is a worldwide provider of information technology, enterprise support and business process outsourcing services to Fortune 1000 corporations, multinational companies, product providers, small and medium-sized companies, and government entities. TechTeam’s ability to integrate computer services into a flexible, ITIL-based solution is a key element of its strategy. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unique expertise and experience in providing information technology support solutions. For information about TechTeam Global, Inc. and its services, call 800-522-4451 from the United States or visit our Web sites at www.techteam.com and www.techteam.eu. TechTeam’s common stock is traded on the Nasdaq Global Market under the symbol “TEAM.”

Safe Harbor Statement

With the exception of statements regarding historical matters and statements regarding the Company’s current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Statements concerning such forward-looking matters may be identified by the use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions. Actual results, performance or achievements could differ materially from these forward-looking statements. Specifically, the agreement between Rainmaker and TechTeam establishes a framework for TechTeam to deliver support from the Philippines with Rainmaker providing service delivery under TechTeam’s management and oversight. The services will be performed in the Philippines in fulfillment of specific customer contracts. TechTeam has the risks incumbent in launching and managing business in the Philippines. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. Prospective investors should also review the Company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the risks described therein from time to time.
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Contacts:

TechTeam Global, Inc. Chris Donohue VP, Global Strategy & Marketing 248-357-2866	TechTeam Global, Inc. Marc Lichtman VP, Chief Financial Officer and Treasurer 248-357-2866

Global Headquarters
27335 West 11 Mile Road, Southfield, Michigan 48033 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

European Headquarters
Zweefvliegtuigstraat 10 Rue du planneur - 1130 Brussels - Belgium • Telephone +32 2 620 20 20 • Fax +32 2 726 05 45
www.techteam.eu

Government Solutions Headquarters
3863 Centerview Drive, Suite 150, Chantilly, Virginia 20151 • Telephone (703) 956-8200 • Fax (703) 956-8201
www.techteam.com/governmentsolutions